040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the Office of	Business Number E0254762012-4
[signature]	Filing Number 20120321753-76
Secretary of State	Filed On 05/04/2012
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: BAND REP MANAGEMENT, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: STATE AGENT AND TRANSFER SYNDICATE, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75,000,000 Par value per share: $ .001 Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) SERGIO GALLI
Name
112 NORTH CURRY STREET | CARSON CITY | NV | 89703
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

State Agent and Transfer Syndicate, Inc. | **X** Kristin Aloshed
Name | Incorporator Signature
112 North Curry Street | Carson City | NV | 89703
Address | City | State | Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X Kristin Aloshed
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

May 4, 2012
Date

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0254762012-4
Barbara K. Cegavske	Filing Number 20150552540-59
Secretary of State State Of Nevada	Filed On 12/18/2015
	Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
BAND REP MANAGEMENT, INC.

2. The articles have been amended as follows: (provide article numbers, if available)
Article I (Name of Corporation) of the Articles of Incorporation is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

SKY CENTURY INVESTMENT INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: 12/15/15 Time: 10:00 AM
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0254762012-4
Secretary of State State Of Nevada	Filing Number 20233220675
	Filed On 5/25/2023 8:55:00 AM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: SKY CENTURY INVESTMENT, INC. Entity or Nevada Business Identification Number (NVID): NV20121292759
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: Preferred - 30,000,000 $0.001 par value Common - 200,000,000 $0.001 par value
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: Preferred - 30,000,000 $0.001 par value Common - 500,000,000 $0.001 par value
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Preferred - 30,000,000 $0.001 par value Common - 500,000,000 $0.001 par value
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: May 25, 2023 Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	**X** Nataliia Petranetska — Signature of Officer; Director — Title; May 25, 2023 — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.